UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2011
BANCORP OF NEW JERSEY, INC.
(Exact name of registrant as specified in its charter)

NEW JERSEY	001-34089	20-8444387

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1365 PALISADE AVENUE FORT LEE, NEW JERSEY	07024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 944-8600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On May 25, 2011, the shareholders of Bancorp of New Jersey, Inc. (the “Company”) approved the Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan (the “Plan”), which was submitted to the shareholders for approval at the 2011 annual meeting of shareholders of the Company.
The Plan authorizes the issuance of up to 250,000 shares of the Company’s common stock, subject to adjustment in certain circumstances described in the Plan, pursuant to awards of incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units or performance awards. Each award is subject to the terms and conditions set forth in the Plan and to any other terms and conditions specified and memorialized in a written award agreement. Employees, directors, consultants, and other service providers of the Company and its affiliates are eligible to receive awards under the Plan, provided, that only employees are eligible to receive incentive stock options.
The Plan is administered and interpreted by the board of directors of the Company or by a committee appointed by the board. The board or such committee has authority to grant awards under the Plan and determine the terms of such awards, including the eligible persons to whom awards are to be granted, the type and number of awards to be granted and the number of shares of the Company’s common stock to be covered by each award. The board or the appointed committee also has authority to specify the times and conditions upon which awards will be exercisable or settled.
The Company’s definitive proxy statement dated April 22, 2011 contains additional information about the Plan. A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The 2011 annual meeting of shareholders of the Company was held on May 25, 2011. At the annual meeting, the shareholders of the Company voted to elect six directors to the Company’s board of directors, to serve until the 2014 annual meeting of shareholders and until their successors are elected and qualify, and to approve the Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan.
The names of each director elected at the meeting, as well as the number of votes cast for or withheld and the number of broker non-votes as to each director nominee, are as follows:

			Broker
Name	For	Withheld	Non-Votes
Josephine Mauro	2,611,187.00	142,180.00	0
Joel P. Paritz	2,731,328.00	22,039.00	0
Anthony Siniscalchi	2,615,587.00	137,780.00	0
Christopher M. Shaari, MD	2,613,387.00	139,980.00	0
Mark Sokolich	2,612,287.00	141,080.00	0
Diane M. Spinner	2,607,294.00	146,073.00	0

As to the vote to approve the Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

			Broker
For	Against	Abstain	Non-Votes
2,477,195.00	181,023.00	95,149.00	0

Item 9.01.	Financial Statements and Exhibits.
The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.
Date: June 1, 2011	By:	Michael Lesler
		Name:	Michael Lesler
		Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan